EXHIBIT 5


                                FIRM LETTERHEAD




September 11, 2008



                            CONSENT OF LEGAL COUNSEL


     We consent to the incorporation by reference in this Form 10-KSB A-1 of our legal opinion dated September 264, 2007 included in the Union Dental Holdings, Inc. Registration Statement filed on Form S-8 and filed with the Commission on September 26, 2007. We further consent to the incorporation by reference to our firm under the caption "Experts" in the Form S-8 filed with Commission on September 26, 2007.



/s/ Jeffrey G. Klein